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                                                                    EXHIBIT 21.1

                       PERCEPTRONICS INC., AND SUBSIDIARY
                            STATEMENT RE: SUBSIDIARY





Perc. Israel Ltd.,
Shaul Hamelech 35
P.O.Box 33579
Tel Aviv, Israel 62354